As filed with the Securities and Exchange Commission on June 28, 2005

                                                      Registration No. 333-34690
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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                        ---------------------------------

                                 Amendment No. 1
                                       to
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                        ---------------------------------

                               THE MONY GROUP INC.
             (Exact name of registrant as specified in its charter)

             Delaware                                         13-3976138
 (State or other jurisdiction of                           (I.R.S. Employer
  incorporation or organization)                          Identification No.)

                           1290 Avenue of the Americas
                            New York, New York 10104
                              (Address of Principal
                          Executive Offices) (Zip Code)

       Investment Plan Supplement for Employees and Field Underwriters of
                           MONY Life Insurance Company
                                       and
                    Retirement Plan for Field Underwriters of
                           MONY Life Insurance Company
                            (Full Title of the Plans)

                                Richard V. Silver
                  Executive Vice President and General Counsel
                               AXA Financial, Inc.
                           1290 Avenue of the Americas
                            New York, New York 10104
                                 (212) 554-1234
                (Name, address, including zip code, and telephone
               number, including area code, of agent for service)

                                EXPLANATORY NOTE

         The Registrant hereby withdraws this registration statement. This withdrawal results from the acquisition of the Registrant by AXA Financial, Inc. on July 8, 2004.




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


                                   SIGNATURES

The Registrant. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on this 27th day of June, 2005.

                                 AXA FINANCIAL, INC.,
                                 as successor in interest to The MONY Group Inc.


                                 By:  /s/ Jennifer Blevins
                                    ---------------------------------------
                                    Name:  Jennifer Blevins
                                    Title: Executive Vice President




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